Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2000, except as to Note 8, which is as of August 18, 2000, relating to the financial statements of IGI, Inc., which appears in IGI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999, which was filed on September 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 15, 2000